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                                                                   Exhibit 10.20


                                   EXHIBIT "A"


                               SECOND AMENDMENT TO
                               BJ SERVICES COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN


     WHEREAS, BJ SERVICES COMPANY (the "Company") has heretofore adopted the BJ SERVICES COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of September 1, 2001:

     1. The fifth sentence of subparagraph 5(f) of the Plan shall be deleted and the following shall be substituted therefor:

       "Further, notwithstanding the preceding provisions of this subparagraph 5(f), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 5(f) and such leave of absence exceeds the Maximum Period, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 7 hereof and terminated his employment for purposes of the Plan on the day immediately following the last day of the Maximum Period. For purposes of the preceding sentence, the term "Maximum Period" shall mean, with respect to a participant, the 90-day period beginning on the first day of the participant's leave of absence; provided, however, that if the participant's right to reemployment by the Company (or a parent or subsidiary corporation of the Company) is guaranteed either by statute or contract, then such 90-day period shall be extended until the last day upon which such reemployment rights are so guaranteed."

     2. As amended hereby, the Plan is specifically ratified and reaffirmed.